UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gulf Coast Ultra Deep Royalty Trust

(Exact name of registrant as specified in its charter)

Delaware	46-6448579
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A., as trustee Institutional Trust Services 919 Congress Avenue, Suite 500 Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Royalty Trust Units	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-189043

Securities to be registered pursuant to Section 12(g) of the Act:

None

EXPLANATORY NOTE

This Amendment No. 1 relates to the Registration Statement on Form 8-A of Gulf Coast Ultra Deep Royalty Trust (the “Company”), which was filed with the Securities and Exchange Commission on March 31, 2014 (the “Registration Statement”). The Registration Statement relates to the registration of the royalty trust units representing beneficial interests in the Company pursuant to Section 12(b) of the Securities Exchange Act of 1934.

The Company is filing this Amendment No. 1 to the Registration Statement to amend the exchange listed under “Name of each exchange on which each class is to be registered” on the cover page of the Registration Statement to read in its entirety “The NASDAQ Stock Market LLC.” All other items remain unchanged.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Gulf Coast Ultra Deep Royalty Trust By: The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Michael J. Ulrich
Name: Michael J. Ulrich
Title: Vice President

Date: May 13, 2014

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